UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 14, 2006

ALLTEL Corporation
(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-4996     34-0868285
(Commission File Number) (IRS Employer Identification No.)

One Allied Drive, Little Rock, Arkansas 72202
(Address of Principal Executive Offices, Including Zip Code)

(501) 905-8000
(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]    [  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]    [  ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]    [  ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]    [  ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On September 14, 2006, the New York Stock Exchange notified Alltel Corporation that the company did not meet the requirements of Section 303A.03 of the NYSE’s Listed Company Manual, which requires disclosure of the method for interested parties to communicate with non−management directors, because Alltel’s Proxy Statement for its 2006 Annual Meeting of Stockholders, in the section titled “Board and Board Committee Matters,” disclosed how stockholders may communicate with non−management directors without clarifying that such method of communication was available to all interested third parties. Accordingly, Alltel sets forth the information below and, in future years, will include this disclosure in its proxy statements as required.

Stockholders and other interested parties may contact the non-management directors of Alltel’s Board of Directors by writing to: Alltel Corporation, Attention: Non-Management Directors, c/o Corporate Secretary, One Allied Drive, Little Rock, Arkansas 72202.

ITEM 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On September 15, 2006, Alltel Corporation’s Board of Directors elected John W. Stanton as a director of Alltel to fill a vacancy on the Board. Mr. Stanton’s term will expire at the 2008 Annual Meeting of Stockholders. Mr. Stanton was not elected pursuant to any arrangement or understanding between him and any other persons. A copy of Alltel’s September 15, 2006 press release announcing the election of Mr. Stanton is attached hereto as Exhibit 99.1.

ITEM 9.01. Financial Statements and Exhibits.

Exhibit 99.1 Press Release dated September 15, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

ALLTEL CORPORATION

By: /s/   Sharilyn S. Gasaway
Name: Sharilyn S. Gasaway
Title: Executive Vice President -
Chief Financial Officer

Dated: September 15, 2006

EXHIBIT INDEX

Exhibit Number         Description

99.1	Press Release, dated September 15, 2006